UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On September 2, 2021, the Board of Directors of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) appointed Laurent Degryse, 54, to serve as a member of the Board of Directors, the Audit Committee and the Conflicts Committee.
Mr. Degryse previously served as an independent director of Pacific Oak Strategic Opportunity REIT II, Inc. from April 2014 through October 2020. Mr. Degryse has been involved in the real estate development industry for over 20 years with a focus on real estate activities in Belgium. For the past six years he has been self-employed and engaged in real estate development and private equity activities as a partner at American Discovery Capital. In 2002, Mr. Degryse founded Urbis Development, a real estate development company located in Luxembourg, and served as its Managing Director until, in 2008, it created a joint venture with another real estate company, Herpain SA, and became Herpain Urbis.
From December 2007 through December 2015, he served as the Managing Director of Hunza Ventures and Managing Partner of Hunza Management, affiliated venture capital companies based in Luxembourg that invest in technology and life science projects. In connection with his position at Hunza Ventures, he serves as a member of the supervisory board of Hunza Ventures II SCA SICAR, a fund raised by Hunza Ventures that is investing and raising capital for venture investments; and from December 2007 through June 2012 he served as a member of the supervisory board of Hunza Ventures SCA SPF, a fund that raised and fully invested €15 million in 14 venture investments. Mr. Degryse also manages his own portfolio of investments in Europe, Asia and the United States.
In addition, Mr. Degryse served as the chairman of the board of SoftKinetic International SA from 2008 to 2015. He was a director of Herpain Urbis Retail from 2008 to 2015 and previously served as a director of Herpain Urbis (from 2007 – 2013) and Herpain Enterprise (from 2008 – 2013). Herpain Urbis Retail, Herpain Urbis and Herpain Enterprise are related companies with expertise in real estate development and construction for office, residential and commercial real estate in Belgium. In addition, from March 2007 through March 2012 he served as a member of the supervisory board of Urbis SCA. Mr. Degryse served as a member of the board of trustees and member of the finance and the audit committee of MOCA, the Museum of Contemporary Art in Los Angeles, California. Mr. Degryse is a graduate of the Solvay Business School at the University of Brussels, Belgium where he received a Master in Business Engineering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 8, 2021	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary